UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

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MediXall Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, Florida 33308

(Address of Principal Executive Office) (Zip Code)

(954) 440-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On June 14, 2022, MediXall Group, Inc. (the "Company") announced the departure of Neil Swartz as Chairman and CEO of MediXall. Mr. Swartz voluntarily resigned from his position as Chairman and CEO of MediXall. Mr. Swartz’s resignation was not a result of a disagreement relating to the registrant’s operations, policies or practices. Mr. Swartz had served as Chairman and CEO since its inception.

On June 14, 2022, upon Neil Swart’s resignation, the Board of Directors ("Board") announced the appointment of Noel J. Guillama-Alvarez as Chairman of the Board of Directors and Interim CEO of MediXall Group, Inc. Mr. Guillama-Alvarez is 62 years old. He is a nationally recognized expert on healthcare management and operations, as well as the use of technology in healthcare. Since 1984 he has been Chairman of Guillama, Inc., a strategic operations management consulting company in healthcare, technology, and a wide range of projects including medical facilities, commercial complexes and infrastructure facilities. He holds several patents and is creator of over a dozen patents currently before the USPTO in a variety of areas. Mr. Guillama is a co-founder of Quantum Innovations, Inc. and its parent company, The Quantum Group, Inc., and has been Chief Executive Officer and President since its inception. Prior to this, Mr. Guillama was the Founder, Chairman, President and Chief Executive Officer of Metropolitan Health Networks, Inc. (NYSE:MDF) from its inception in 1996 to 2000 when he left Metropolitan to develop Quantum, a new breed healthcare company designed to provide multifaceted solutions industry wide. He is the Past Chair (Currently Director) of the Florida International University Foundation, a direct support organization of Florida International University, managing a $230 million endowment. Mr. Guillama is a graduate of executive and leadership programs at Massachusetts Institute of Technology’s, University of Georgia and Florida International University.

On June 14, 2022, the Company appointed Travis Jackson, Chief Executive Officer of Health Karma, as a member of the Board of Directors of the Company. Mr. Jackson was most recently the VP of Strategy & Business Development for Beacon Health Options from (June 2018-August 2021), one of the largest behavioral health organizations in the country. Beacon serves more than 40 million individuals across all 50 states, including nearly 3 million individuals under comprehensive risk-based behavioral programs. During his tenure as VP, he led sales, strategy and business development for the company in the West and Midwest US, with his sales efforts directed towards commercial health insurance plans, state and county Medicaid plans and large Third Party Administrators. While at Beacon, the Company was acquired by Anthem in 2020 and currently resides as a wholly owned subsidiary in Anthem's Diversified Business Group. Prior to Beacon, Mr. Jackson was Executive VP of Sales for Linkwell Health from (August 2017- June 2018), where he was responsible for national sales and marketing activities for the company, with these efforts directed towards health insurance plans, hospital systems and health services companies. Mr. Jackson also has had success in his career building new businesses. He was a founder of both Ascendant Behavioral Health and Highland Springs Specialty Clinics, a series of outpatient behavioral health clinics. Mr. Jackson was responsible for clinic set up including locations, billing, hiring and staffing, IT set up and clinic processes. Prior to that, Mr. Jackson was Founding Partner & Executive Vice President of Sales of My ePHIT from (2000-2006), where he created a multimillion-dollar company from an initial idea, through fundraising, production, active sales and service and renewal phases. During his time, he participated in the Executive Leadership Team of the company creating, reviewing and approving all strategy and operations, and was one of the key decision makers in the sale of the company. At time of sale, My ePHIT had achieved over 23 million paid members.

On June 14, 2022, the Company appointed Michael Swartz, President of MediXall, as a member of the Board of Directors of the Company. Mr. Swartz is 31 years old. Since joining MediXall’s management team and entering the healthcare industry in 2016, Michael has led product development projects and has been directly responsible for bringing the MediXall Healthcare Marketplace to launch. Previously, Michael was a co-founder and served as a Senior Analyst of Viridian Capital Advisors from (June 2014- May 2017), where he led all modeling and valuation work for the firm’s M&A and fund-raising assignments. He served as co-portfolio manager for the Osprey Financial Group from (August 2013-May 2014), where he analyzed publicly traded companies with market capitalizations from $50 million to $1 billion and prepared buy-side equity reports containing buy-recommendations and original valuations derived from fundamental & technical analysis. In addition, Mr. Swartz served as the fund’s Asian Economist, analyzing economic and geopolitical factors and assessing the Asia-Pacific region for attractive investment opportunities from (August 2013- May 2014).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2022 and filings with the SEC, including, without limitation, its reports on Forms 8-K and 10-Q, and the S-1 registration filed with the SEC on November 5, 2019, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	MediXall Group Inc. Resignation and Appointments Details Letter
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediXall Group Inc.

Dated: June 14, 2022	By:	/s/ Timothy Hart
	Name:	Timothy Hart
	Title:	Chief Financial Officer